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                                                                  Exhibit 4.2


                          REGISTRATION RIGHTS AGREEMENT


This Registration Rights Agreement (the "AGREEMENT") is entered into as of April 3, 2001 by and among Schuler Homes, Inc., a Delaware corporation (formerly known as Schuler Holdings, Inc.) (the "COMPANY"), WPH-Schuler, LLC, a Delaware limited liability company ("LLC"), Apollo Real Estate Investment Fund, L.P., a Delaware limited partnership ("APOLLO") , Blackacre WPH, LLC, a Delaware limited liability company ("BLACKACRE"), Highridge Pacific Housing Investors, L.P., a California limited partnership ("HIGHRIDGE", and together with Apollo and Blackacre, the "MEMBERS"), The James and Patricia Schuler Foundation, a Hawaii non-profit corporation (the "FOUNDATION"), and James K. Schuler, as sole trustee for the James K. Schuler Revocable Living Trust and the James K. Schuler 1998 Qualified Annuity Trust (collectively with the Foundation, "JAMES SCHULER").

                                    RECITALS


A. The Members, Schuler Residential, Inc., a Delaware corporation (formerly known as Schuler Homes, Inc.) ("SCHULER"), and certain other parties have entered into an Agreement and Plan of Reorganization, dated as of September 12, 2000, as amended January 15, 2001 (the "REORGANIZATION AGREEMENT"), which provides for, among other things, the transfer to the Company of certain partnership and membership interests by the Members, the merger of Schuler with a wholly-owned subsidiary of the Company, and the issuance by the Company to (a) the LLC of shares of the Company's Class B Common Stock, par value $0.001 per share (the "CLASS B COMPANY SHARES"), and (b) the stockholders of Schuler, including James Schuler, of the Company's Class A Common Stock, par value $0.001 per share (the "CLASS A COMPANY SHARES") (either Class A Company Shares or Class B Company Shares may be referred to herein as "COMPANY SHARES").

B. Under the LLC's operating agreement (the "OPERATING AGREEMENT"), those individuals listed on Schedule I hereto may receive Company shares from the LLC upon the occurrence of certain events (these individuals referred to herein as "MANAGEMENT HOLDERS"). Upon dissolution of the LLC, the Members and the Management Holders will receive the Class B Company Shares held therein pursuant to the terms of the Operating Agreement. Upon the occurrence of certain events set forth in the Company's Certificate of Incorporation, the Class B Company Shares held by the LLC, the Members or the Management Holders will convert to Class A Company Shares.

C. As a condition to the closing of the transactions contemplated by the Reorganization Agreement (the "REORGANIZATION"), the LLC, the Members and James Schuler desire to obtain and the Company has agreed to grant, upon the terms and subject to the conditions set forth in this Agreement, certain registration rights to the LLC, the Members and James Schuler with respect to the Class A Company Shares.


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                                    AGREEMENT

The parties hereby agree as follows:

1.    REGISTRATION RIGHTS.

      1.1   DEFINITIONS.  For purposes of this Section 1:

            (a) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

            (b) "HOLDER" means each of the LLC, James Schuler and, upon distribution of Company Shares by the LLC to a Member or Management Holder, such Member or Management Holder, so long as such person is a holder of outstanding Registrable Securities.

            (c) "PERSON" means an individual, partnership, joint venture, limited liability company, corporation, trust, unincorporated organization or government or any department or agency thereof.

            (d) "PROSPECTUS" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated or deemed to be incorporated by reference in such prospectus.

            (e) "REGISTRATION STATEMENT" means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated or deemed to be incorporated by reference in such registration statement.

            (f) "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act and the subsequent declaration or ordering of the effectiveness of such registration statement or document.

            (g) "REGISTRABLE SECURITIES" means the Class A Company Shares issued upon conversion of the Class B Company Shares or issued by the Company for the purpose of satisfying an indemnification obligation of Schuler pursuant to
Section 9.6 of the Reorganization Agreement or, with respect to James Schuler, the Class A Company shares James Schuler receives upon the Reorganization.

            (h) "SEC" means the United States Securities and Exchange Commission or any successor agency thereto.


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            (i) "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

      1.2   DEMAND REGISTRATIONS

            (a) DEMAND REGISTRATIONS. (i) At any time and from time to time, a Holder or Holders (other than Management Holders) of at least 1,000,000 shares of the Registrable Securities shall have the right, by written notice delivered to the Company by or on behalf of the Holders, to require the Company to register (the "DEMAND REGISTRATIONS") under the Securities Act 100% of the Registrable Securities held by such Holder or Holders in accordance with this
Section 1.2. All requests made pursuant to this Section 1.2 shall specify the number of the Registrable Securities to be registered and the intended methods of disposition thereof. Notwithstanding anything to the contrary contained in this Agreement, a Demand Registration may include a registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (a "SHELF REGISTRATION") if the Company is eligible to use such a registration statement at the time of such request.

                 (ii) The number of Demand Registrations to be exercised by the LLC or the Members pursuant to this Section 1.2 shall not exceed five in the aggregate. The LLC shall only be entitled to exercise its rights under Section
1.2 on behalf of the Members. As part of any written request provided by the LLC pursuant to Section 1.2, the LLC shall state on which Member's behalf it is making such request, and the Company shall be entitled to fully rely on such statement. Notwithstanding anything to the contrary contained in this Agreement,
(A) Apollo shall not be entitled to exercise its rights under Section 1.2, and the LLC shall not be entitled to exercise its rights under Section 1.2 on behalf of Apollo, more than three times taken collectively, (B) Blackacre shall not be entitled to exercise its rights under Section 1.2, and the LLC shall not be entitled to exercise its rights under Section 1.2 on behalf of Blackacre, more than one time taken collectively, and (C) Highridge shall not be entitled to exercise its rights under Section 1.2, and the LLC shall not be entitled to exercise its rights under Section 1.2 on behalf of Highridge, more than one time taken collectively.

                 (iii) James Schuler shall be entitled to one Demand Registration under Section 1.2.

            (b) FILING AND EFFECTIVENESS. The Company shall use its best efforts to file each of the Demand Registrations within 30 days (or 90 days if the Company is not subject to the reporting requirements of Section 13 of the Exchange Act) and shall use its best efforts to cause the same to be declared effective by the SEC within 90 days (or 150 days if the Company is not subject to the reporting requirements of Section 13 of the Exchange Act) of the date on which the holders of Registrable Securities first give the written notice (a "DEMAND NOTICE") required by Section 1.2(a) with respect to such Demand Registration. If any Demand Registration is requested to be a Shelf Registration, the Company shall keep the Registration Statement filed in respect thereof effective for a period of nine months from the date on which the SEC declares such Registration Statement effective or such shorter period which will terminate when all registered Registrable Securities covered by such Registration Statement have been sold pursuant to such Registration Statement.


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            (c) LIMITATION ON DEMAND REGISTRATIONS. Notwithstanding anything to the contrary set forth in Section 1.2(a), but subject to Sections 1.6 and 2, the Company shall not be obligated to file a Registration Statement with respect to a Demand Registration upon a request by a Holder under Section 1.2(a): (1) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell less than one million shares of Registrable Securities; (2) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Demand Registration or any other registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Registration Statement for a period of not more than 90 days after receipt of the request of the Holder or Holders under this Section 1.2; PROVIDED, HOWEVER, that the Company shall not utilize this right more than once in any 12-month period; (3) if the Company has, within the 12-month period preceding the date of such request, already effected one Demand Registration for the Holders pursuant to this Section 1.2; (4) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or (5) prior to nine months following the date of this Agreement.

            (d) EFFECTIVE DEMAND REGISTRATION. A registration shall not constitute a Demand Registration until the Registration Statement has become effective and remains continuously effective for the lesser of (i) the period during which all Registrable Securities registered in the Demand Registration are sold and (ii) 90 days; provided, however, that a registration shall not constitute a Demand Registration if (x) after such Demand Registration has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason not attributable to the Holders requesting such registration and such interference is not thereafter eliminated or (y) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such Demand Registration are not satisfied or waived, other than by reason of an act, omission, circumstance or condition by or relating to the Holders requesting such registration.

            (e) UNDERWRITING PROCEDURES. If the Holders requesting such registration so elect, the offering of Registrable Securities pursuant to a Demand Registration shall be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter (as hereinafter defined) selected in accordance with Section 2(g). With respect to any firm commitment underwritten offering, the Company shall enter into a reasonable and customary underwriting agreement with the Approved Underwriter. If the Approved Underwriter advises the Company and the Holders in writing that in its opinion the aggregate amount of Class A Company Shares requested to be included in such offering is sufficiently large to have a material adverse effect on the success of such offering, then the Company shall include in such registration only the aggregate amount of Class A Company Shares that in the opinion of the Approved Underwriter may be sold without any such material adverse effect and the Holders shall be allowed to include such amount of Registrable Securities in the aggregate as the managing underwriter(s) deems appropriate prior to any Class A Company Shares being included on behalf of the Company or any other person, including other stockholders exercising piggyback registration rights (pursuant to this Agreement or otherwise).


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            (f) NO PIGGY-BACK ON DEMAND REGISTRATIONS WITHOUT CONSENT. Neither
the Company nor any of its stockholders (other than the Holders) shall have the right to include any securities of the Company in any Demand Registration, and the Company shall not enter into any agreements providing any such right to any of its stockholders, without the written consent of the Holders of a majority of the Registrable Securities.

            (g) SELECTION OF UNDERWRITERS. The Holders requesting a Demand Registration shall select and obtain one or more investment banking firms of national reputation to act as the managing underwriters of the offering (collectively, the "APPROVED UNDERWRITER"); PROVIDED, HOWEVER, that the Approved Underwriter shall, in any case, be acceptable to the Company in its reasonable judgment.

            (h) HOLDER CUTBACK. (i) Subject to Section 1.2(h)(iii), if in the case of any Demand Registration, the shares to be included by the Holders in such registration are reduced by the Approved Underwriter by more than forty percent (40%) of the amount of shares requested to be included by the Holders requesting such registration pursuant to Section 1.2(a), such registration shall not be deemed a Demand Registration.

                  (ii) Subject to Section 1.2(h)(iii), if in the case of any Demand Registration, the shares to be included by the Holders in such registration are reduced by the Approved Underwriter by an amount between and including twenty percent (20%) and forty percent (40%) of the amount of shares requested to be included by the Holders requesting such registration pursuant to
Section 1.2(a), such registration shall not be deemed a Demand Registration if such Holders provide written notice to the Company at least five days prior to the effectiveness of the related Registration Statement that they have withdrawn their request for a Demand Registration (in which such event the Company shall be under no obligation to cause or maintain the effectiveness of such Registration Statement).

                  (iii) Notwithstanding anything to the contrary contained in
Section 1.2(h)(i) or Section 1.2(h)(ii), if 3,000,000 or more shares of the Holders requesting such registration pursuant to Section 1.2(a) are included in a registration after a reduction by the Approved Underwriter, such registration shall be deemed a Demand Registration.

                  (iv) If in the case of any Demand Registration, the shares to be included by the Holders in such registration are reduced by the Approved Underwriter by less than twenty percent (20%) of the amount of shares requested to be included by the Holders requesting such registration pursuant to Section 1.2(a), such registration shall be deemed a Demand Registration.

      1.3   PIGGY-BACK REGISTRATION

            (a) RIGHT TO PIGGY-BACK. If at any time the Company proposes to file a registration statement under the Securities Act (including pursuant to a Demand Registration) with respect to any class of its equity securities (other than a registration statement on Form S-4, S-1 (exclusively relating to an offering to securities required to be registered pursuant to Rule 145 under the Securities Act) or S-8 or any successor form thereof), whether for its own account or for the account of any stockholder, then the Company shall give written notice of such proposed filing to the Holders (other than those making any such Demand Registration) within ten days after


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receipt of a request for a Demand Registration or, in the event that such registration statement is not pursuant to a Demand Registration, at least 30 days before the anticipated filing date. Such notice shall offer such Holders the opportunity to register such amount of Registrable Securities as each such Holder may request (a "PIGGY-BACK REGISTRATION"). The Company shall include in each such Piggy-Back Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after notice has been duly given to the applicable Holder. The Holders shall be permitted to withdraw all or any part of the Registrable Securities from a Piggy-Back Registration at any time prior to the effective date of such Piggy-Back Registration.

            (b) PRIORITY ON PIGGY-BACK REGISTRATIONS. If the proposed registration relates to an underwritten offering and the managing underwriter determines that inclusion of all or any portion of the Registrable Securities in such offering would adversely affect the ability of the underwriter for such offering to sell all of the securities requested to be included for sale or the price per share in such offering, the Company and all Holders participating in such registration shall be allowed to include such amount of Class A Company Shares as the managing underwriter(s) deems appropriate prior to any Class A Company Shares being included on behalf of any other person; PROVIDED, HOWEVER, that (i) if the proposed registration is not a Demand Registration, then prior to any reduction of the amount of Class A Company Shares intended to be registered by the Company, the aggregate amount of Class A Company Shares intended to be included in the offering by all Holders participating in the registration and any other stockholder exercising registration rights (including those granted pursuant to Section 1.2(f)) shall be reduced in its entirety (which Class A Company Shares shall be cut back on a pro rata basis in accordance with the number of shares proposed to be registered by the Holders participating in the registration and any other stockholder exercising registration rights (including those granted pursuant to Section 1.2(f) hereof)) and (ii) if the proposed registration is a Demand Registration, then prior to any reduction of the amount of Class A Company Shares intended to be registered by the Holders requesting such registration pursuant to Section 1.2(a), the aggregate amount of Class A Company Shares intended to be included in the offering by the Company and any other stockholder exercising registration rights (including those granted pursuant to Section 1.2(f) and Section 1.3) shall be reduced in its entirety (which Class A Company Shares shall be cut back on a pro rata basis in accordance with the number of shares proposed to be registered by the Company and any other stockholder exercising registration rights (including those granted pursuant to Section 1.2(f) and Section 1.3 hereof)).

      1.4   HOLDBACK AGREEMENTS.

            (a) RESTRICTIONS ON PUBLIC SALE BY HOLDERS OF REGISTRABLE SECURITIES. Each Holder whose Registrable Securities are covered by a Registration Statement filed pursuant to Section 1.2 hereof agrees (to the extent timely notified in writing by the Company or the managing underwriter(s)) not to effect any public sale or distribution of securities of the Company of any class included in such Registration Statement, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration), during the 10-day period prior to, and the 90-day period (or such longer period not exceeding 180 days as may be required by the managing underwriter(s)) beginning on, the closing date of any underwritten offering made pursuant to such Registration Statement. The foregoing shall not apply to any Holder if such Holder is prevented by applicable statute or regulation from entering into any such agreement;


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PROVIDED, HOWEVER, that any such Holder shall undertake in its request to participate in such underwritten offering not to effect any public sale or distribution of the class of Registrable Securities covered by such Registration Statement (except as part of such underwritten registration) during such period unless it has provided 45 days' prior written notice of such sale or distribution to the managing underwriter(s).

            (b) RESTRICTIONS ON PUBLIC SALE BY THE COMPANY AND OTHERS. The Company agrees (i) not to effect any public or private sale or distribution of its securities, including a sale pursuant to Regulation D under the Securities Act, during the 10-day period prior to, and the 180-day period beginning on, the effective date of any underwritten offering made pursuant to such Registration Statement (except as part of such underwritten registration or pursuant to registrations on Forms S-4, S-1 (which exclusively relate to an offering of securities required to be registered pursuant to Rule 145 under the Securities
Act) or S-8 or any successor forms thereto), and (ii) to cause each holder of its securities purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution of any such securities during such period, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration, if otherwise permitted, or pursuant to registration on such Forms S-4, S-1 or S-8 or any successor forms thereto).

      1.5 REGISTRATION PROCEDURES. In connection with the registration obligations of the Company pursuant to and in accordance with Section 1.2 of this Agreement, the Company shall effect such registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

            (a) notify the selling Holders and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment related to such Registrable Securities has been filed, and, with respect to a Registration Statement or any post-effective amendment related to such Registrable Securities, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to such Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose, (iv) if at any time the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 1.5(k) below cease to be materially true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the happening of any event which makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference materially untrue or which requires the making of any changes in such Registration Statement or Prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vii) of the reasonable determination of the Company that a post-effective amendment to such Registration Statement would be appropriate;


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            (b) use every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable time;

            (c) if requested by the managing underwriters or any Holder of Registrable Securities being sold in connection with an underwritten offering,
(i) immediately incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and such holder agree should be included therein and as may be required by applicable law, (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Company has received notification of the matters to be incorporated in such Prospectus supplement or such post-effective amendment and
(iii) supplement or make amendments to such Registration Statement; PROVIDED, HOWEVER, that the Company shall not be required to take any of the actions in this Section 1.5(c) which are not, in the opinion of counsel for the Company, in compliance with applicable law;

            (d) furnish to each selling Holder and each managing underwriter, if any, without charge, at least one signed copy of each Registration Statement related to such Registrable Securities and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including, if requested, those previously furnished or incorporated by reference) at the earliest practicable time under the circumstances before the filing of such documents with the SEC;

            (e) deliver to all selling Holders and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses related to such Registrable Securities (including each preliminary prospectus) and as many copies of any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use of such Prospectus or any amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto;

            (f) prior to any public offering of Registrable Securities, to register or qualify or cooperate with the selling Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as any seller or underwriter reasonably requests in writing; keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; PROVIDED, HOWEVER, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject, or (C) take any action which would subject it to the assessment of taxes in any such jurisdiction where it is not then so subject;


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            (g) cooperate with the selling Holders and the managing
underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends;

            (h) cause the Registrable Securities covered by each Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

            (i) upon the occurrence of any event contemplated by Sections 1.5(a)(vi) or (vii) above, prepare a supplement or post-effective amendment to each Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

            (j) cause all Registrable Securities covered by such a Registration Statement to be listed on The Nasdaq Stock Market or any securities exchange on which similar securities issued by the Company are then listed;

            (k) enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other reasonable actions in connection therewith (including those reasonably requested by the managing underwriters, if any, or the holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities and in such connection
(i) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company and its Subsidiaries, the Registration Statement, the Prospectus, and documents, if any incorporated or deemed to be incorporated by reference in the Registration Statement, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority of the Registrable Securities being sold) addressed to each selling holder and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such holders and underwriters, (iii) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data is or is required to be included in the Registration Statement) addressed to each selling holder of Registrable Securities and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings; (iv) if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 2 hereof (or such other provisions and procedures acceptable to a majority of the holders of Registrable Securities covered by such Registration Statement) with respect to all parties to be indemnified


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pursuant to said Section; and (v) deliver such documents and certificates as may be required by an applicable underwriting agreement or reasonably requested by the Holders of a majority of the Registrable Securities being sold and the managing underwriters to evidence the continued validity of the representations and warranties of the Company made pursuant to Section 1.5(k)(i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;

            (l) make available for inspection by a representative of the Holders of Registrable Securities being sold, any underwriter participating in any disposition of Registrable Securities, and any attorney or accountant retained by such selling Holders or underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company; and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; PROVIDED, HOWEVER, that any records, information or documents that are designated by the Company in writing as confidential at the time of delivery of such records, information or documents shall be kept confidential by such Persons and their designees unless (i) such records, information or documents are in the public domain or otherwise publicly available, (ii) disclosure of such records, information or documents is required by court or administrative order or (iii) disclosure of such records, information or documents, in the opinion of counsel to such Person, is otherwise required by law (including, without limitation, pursuant to the requirements of the Securities Act); and

            (m) comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if Registrable Securities are not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

Each Holder agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 1.5(a)(ii), (iii), (v), (vi) or (vii) hereof, such Holder shall forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 1.5(i) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such Prospectus.

      1.6   REGISTRATION EXPENSES

            (a) All reasonable fees and expenses incident to the Company's performance of or compliance with this Agreement (including (i) all registration and filing fees, including fees and expenses (A) with respect to filings required to be made with the National Association of Securities Dealers, Inc., and (B) of compliance with securities or Blue Sky laws (including fees and disbursements of counsel for the underwriters or selling holders (SUBJECT TO THE PROVISIONS OF Section 1.6(b)) in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the managing underwriters or holders of a majority in number of the Registrable Securities being sold may designate); (ii) printing expenses; (iii) messenger, telephone and delivery expenses; (iv) fees and disbursements of counsel for the Company, and special counsel or other counsel for the sellers of the Registrable Securities (subject to the provisions of Section 1.6(b)); (v) fees and disbursements of all independent certified public accountants referenced to in
Section 1.5(k)(iii) hereof (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance); (vi) underwriter's fees and expenses (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities or legal expenses of any Person other than the Company, the underwriters and the selling holders (subject to the provisions of Section 1.6(b)); but including the fees and expenses of any "qualified independent underwriter" or other independent appraiser participating in an offering pursuant to Section 3 of Schedule E to the Bylaws of the National Association of Securities Dealers, Inc.); (vii) Securities Act liability insurance if the Company so desires such insurance and; (viii) fees and expenses of all other Persons retained by the Company) shall be borne by the Company whether or not any Registration Statement becomes effective. Notwithstanding the foregoing, the Company will not be required to reimburse the holders of Registrable Securities for their out-of-pocket expenses arising out of a Demand Registration if the Registration Statement for such Demand Registration fails to become effective at the request of the holders of a majority of Registrable Securities participating in such Demand Registration.

            (b) In connection with each Piggy-Back Registration hereunder, the Company shall reimburse the Holders of the Registrable Securities being registered in such registration for the reasonable fees and disbursements of not more than one counsel (or more than one counsel if a conflict exists among such selling holders in the exercise of the reasonable judgment of counsel for the selling holders and counsel for the Company) chosen by the Holders of a majority of such Registrable Securities.

      1.7 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 of this Agreement if, as a result of the application of the preceding sentence, the number of shares of the Registrable Securities to be included in the registration does not equal or exceed the number of shares required to originally trigger the Company's obligation to initiate such registration as specified in Section 1.2(a)(i).

2.    INDEMNIFICATION.

In the event any Registrable Securities are included in a registration statement under Section 1:

      2.1 INDEMNIFICATION BY THE COMPANY. To the extent permitted by law, the Company will indemnify and hold harmless each Holder and each Person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection 2.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any Holder or controlling person.

      2.2 INDEMNIFICATION BY THE HOLDERS. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any other Holder selling securities in such registration statement and any controlling person of any such other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 2.2, in connection with investigating or defending any such loss, claim, damage, liability, or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 2.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; PROVIDED that in no event shall any indemnity under this subsection 2.2 exceed the gross proceeds from the offering received by such Holder.

      2.3   INDEMNIFICATION PROCEDURES.

            (a) Promptly after receipt by an indemnified party under this
Section 2 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2, deliver to the indemnifying party a written notice of the commencement thereof and the indemni-fying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this
Section 2, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.

            (b) If the indemnification provided in this Section 2 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

            (c) The obligations of the Company and Holders under this Section 2 shall survive the completion of any offering of Registrable Securities in a registration statement under Section 1, and otherwise.

3. REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to use its best efforts to:

            (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

            (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

            (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration.

4. TERMINATION OF REGISTRATION RIGHTS. The rights granted under Section 1 shall terminate upon the earlier of (a) five years following the date of this Agreement or (b) with respect to any Holder, at such time as such Holder may sell all of such Holder's Registrable Securities in any one three month period pursuant to Rule 144 (or such successor rule as may be adopted).

5.    MISCELLANEOUS.

      5.1 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or by recognized overnight delivery service or mailed by registered or certified mail (postage prepaid, return receipt requested), or sent by facsimile transmission (confirmation received) to the parties at the following addresses and facsimile transmission numbers (or at such other address or number for a party as shall be specified by like notice), except that notices after the giving of which there is a designated period within which to perform an act and notices of changes of address or number shall be effective only upon receipt:

            (a)   if to the Company:

                  Schuler Homes, Inc.
                  828 Fort Street Mall, 4th Floor
                  Honolulu, Hawaii  96813
                  Facsimile No.:  (808) 524-8927

                  with a copy to:

                  Richard V. Smith, Esq.
                  Orrick, Herrington & Sutcliffe LLP
                  400 Sansome Street
                  San Francisco, CA  94111
                  Facsimile No.:  (415) 773-5759

            (b)   if to the LLC or the Members:

                  Eugene Rosenfeld
                  c/o Western Pacific Housing
                  300 Continental Blvd., Suite 390
                  El Segundo, CA 90246
                  Facsimile No.:  (310) 414-0514

                  AND

                  Rick Koenigsberger
                  Apollo Real Estate Advisors
                  1301 Avenue of the Americas, 38th Floor
                  New York, NY  10019
                  Facsimile No.:  (212) 515-3282

                  AND

                  Ronald J. Kravit
                  Blackacre WPH, LLC
                  450 Park Avenue, 28th Floor
                  New York, New York 10022
                  Facsimile No.:  (212) 891-2103

                  with a copy to:

                  Peter P. Wallace, Esq.
                  Morgan, Lewis & Bockius LLP
                  300 S. Grand Ave., 22nd Floor
                  Los Angeles, CA  90071
                  Facsimile No.:  (213) 612-2554

                  AND

                  Stuart D. Freedman, Esq.
                  Schulte, Roth & Zabel LLP
                  900 3rd Avenue
                  New York, New York  10022
                  Facsimile No.:  (212) 832-4169

            (c)   if to James Schuler:

                  James K. Schuler
                  Schuler Homes, Inc.
                  828 Fort Street Mall, 4th Floor
                  Honolulu, Hawaii  96813
                  Facsimile No.:  (808) 524-8927
                  with a copy to:

                  Richard V. Smith, Esq.
                  Orrick, Herrington & Sutcliffe LLP
                  400 Sansome Street
                  San Francisco, CA  94111
                  Facsimile No.:  (415) 773-5759

      5.2 INTERPRETATION. Capitalized terms used herein which are not defined herein shall the meanings assigned to them in the Reorganization Agreement. When a reference is made in this Agreement to Sections, subsections or Exhibits, such reference shall be to a Section, subsection or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words "herein" and "hereby" and similar references mean, except where a specific Section reference is expressly indicated, the entire Agreement rather than any specific Section. Except as otherwise expressly provided herein, all monetary amounts referenced in this Agreement shall mean U.S. dollars. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

      5.3 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the greatest extent possible.

      5.4 SUCCESSORS AND ASSIGNS. This Agreement may not be assigned by operation of law or otherwise; PROVIDED, HOWEVER, that LLC and the Members may assign their rights and obligations under this Agreement (without the need for an express assignment) to the Management Holders in connection with the assignment to the Management Holders of the Registrable Securities; PROVIDED FURTHER, that each of Apollo and Blackacre may assign its rights and obligations under this Agreement to a Person or Persons who agree in writing to be bound by all the terms and provisions of this Agreement.

      5.5 AMENDMENTS. This Agreement may not be amended or modified except by an instrument in writing signed by all of the parties hereto.

      5.6 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

      5.7 MUTUAL DRAFTING. This Agreement is the joint product of the parties hereto and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties hereto and shall not be construed for or against any party hereto.

      5.8 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within such State (without giving effect to such State's choice of law principles).

      5.9 DISPUTE RESOLUTION. Any dispute, controversy or claim between the parties relating to, arising out of or in connection with this Agreement (or any subsequent agreements or amendments thereto), including as to its existence, enforceability, validity, interpretation, performance or breach or as to indemnification or damages, including claims in tort, whether arising before or after the termination of this Agreement (any such dispute, controversy or claim being herein referred to as a "Dispute"), shall be settled without litigation and only by use of the alternative dispute resolution procedure set forth in
Section 12.13 of the Reorganization Agreement. Subsections (a) through (d) of
Section 12.13 of the Reorganization Agreement are hereby incorporated herein; except that the Company, the LLC and James Schuler shall be deemed a party thereunder.

      5.10 CONSENT TO JURISDICTION; WAIVERS. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of (a) the Delaware Chancery Court, and (b) the United States District Court for Delaware, for the purposes of confirming, modifying or vacating any alternative dispute resolution award provided in accordance with Section 2.10 (an "Award Action"). Each of the parties hereto agrees to commence any Award Action relating hereto either in the United States District Court for Delaware or if such Award Action may not be brought in such court for jurisdictional reasons, in the Delaware Chancery Court. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section 2.2 shall be effective service of process for any Award Action in Delaware with respect to any matters to which it has submitted to jurisdiction in this Section 2.10. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any Award Action arising out of this Agreement in (i) the Delaware Chancery Court, or (ii) the United States District Court for Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Award Action brought in any such court has been brought in an inconvenient forum.

      5.11 WAIVER OF JURY TRIAL. Each of the parties hereto irrevocably and unconditionally waives trial by jury in any Award Action relating to this Agreement or any transaction contemplated hereby or thereby, and for any counterclaim with respect thereto.

      5.12 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

      5.13 ENTIRE AGREEMENT. This Agreement, together with all Exhibits hereto, constitute the entire agreement and supersede all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof.

      5.14 NO INCONSISTENT AGREEMENTS; UNDERWRITING AGREEMENT. The Company shall not, on or after the date of this Agreement, enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof; PROVIDED, HOWEVER, that to the extent the Company and the Holders in a proposed registration shall enter into an underwriting or similar agreement, which agreement contains provisions covering one or more issues addressed in this Agreement, the provisions contained in this Agreement addressing such issue or issues shall be superseded with respect to such registration by such other agreement. The Company has not entered into any agreement with respect to its securities granting any registration rights to any person other than this Agreement.

                            [Signature Page Follows]

The parties have executed this Agreement as of the date first above written.

                                    SCHULER HOMES, INC.



                                       By: /s/ Thomas Connelly
                                         -------------------------------------
                                         Thomas Connelly
                                         Its Senior Vice President and
                                         Chief Financial Officer


                                    WPH-SCHULER, LLC,
                                      a Delaware limited liability company

                                    By:  ESR HOUSING, INC.,
                                            a Delaware corporation,
                                            Its Administrative Manager Member



                                       By:  /s/ Thomas Connelly
                                         -------------------------------------
                                         Thomas Connelly
                                         Its Treasurer



                                    APOLLO REAL ESTATE INVESTMENT FUND, L.P., a Delaware limited partnership

                                    By:  APOLLO REAL ESTATE ADVISORS, L.P.,
                                         a Delaware limited partnership,
                                         Its General Partner

                                         By: APOLLO REAL ESTATE MANAGEMENT,
                                             INC.,
                                             a Delaware corporation,
                                             Its General Partner


                                             By: /s/ Michael D. Weiner
                                                ----------------------------
                                                Michael D. Weiner
                                                Its Vice President

                                    BLACKACRE WPH, LLC,
                                    a Delaware limited liability company

                                    By:  BLACKACRE CAPITAL GROUP, L.P.,
                                         a Delaware limited partnership,
                                         Its Managing Member

                                         By: BLACKACRE CAPITAL MANAGEMENT
                                             CORP.,
                                             a Connecticut corporation,
                                             Its General Partner


                                             By: /s/  Ronald J. Kravit
                                                ---------------------------
                                                Ronald J. Kravit
                                                Its Vice President

                                    HIGHRIDGE PACIFIC HOUSING INVESTORS,
                                    L.P., a California limited partnership

                                    By:  WPH ACQUISITIONS, INC.,
                                         a California corporation,
                                         Its General Partner


                                         By:  /s/  Steven A. Berlinger
                                             ------------------------------
                                             Steven A. Berlinger
                                             Its CFO and Secretary


                                    THE JAMES AND PATRICIA SCHULER
                                    FOUNDATION, a Hawaii non-profit
                                    corporation



                                       By: /s/ James K. Schuler
                                          ---------------------------------
                                          James K. Schuler
                                          Its Chairman

                                    JAMES K. SCHULER, as sole trustee for the James K. Schuler Revocable Living Trust and the James K. Schuler 1998 Qualified Annuity Trust

                                     /s/ James K. Schuler
                                    ----------------------------------
                                           James K. Schuler

                                   SCHEDULE I


                               MANAGEMENT HOLDERS

                                 Chris Chambers
                                  Tom Connelly
                                   Mark Downie
                                   Ed Galigher
                                   Evan Knapp
                                   John Stanek
                                   Lance Waite